UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 2, 2012

Net Element, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51108	20-0715816
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

1450 S. Miami Avenue, Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(305) 507-8808

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2012, Net Element, Inc. (the "Company") entered into a Subscription Agreement with one of its directors, Felix Vulis, pursuant to which Mr. Vulis purchased from the Company for $100,000: (i) 666,667 shares of common stock of the Company; (ii) a three-year warrant to purchase up to an additional 666,667 shares of common stock of the Company with an exercise price of $0.25 per share; (iii) a three-year warrant to purchase up to an additional 666,667 shares of common stock of the Company with an exercise price of $0.50 per share; and (iv) a three-year warrant to purchase up to an additional 666,666 shares of common stock of the Company with an exercise price of $1.00 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Subscription Agreement dated February 2, 2012 between Net Element, Inc. and Felix Vulis
10.2	Form of Warrant, dated February 2, 2012, with an exercise price of $0.25 per share, issued to Felix Vulis
10.3	Form of Warrant, dated February 2, 2012, with an exercise price of $0.50 per share, issued to Felix Vulis
10.4	Form of Warrant, dated February 2, 2012, with an exercise price of $1.00 per share, issued to Felix Vulis

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT, INC.

Date: February 6, 2012	By: /s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Subscription Agreement dated February 2, 2012 between Net Element, Inc. and Felix Vulis
10.2	Form of Warrant, dated February 2, 2012, with an exercise price of $0.25 per share, issued to Felix Vulis
10.3	Form of Warrant, dated February 2, 2012, with an exercise price of $0.50 per share, issued to Felix Vulis
10.4	Form of Warrant, dated February 2, 2012, with an exercise price of $1.00 per share, issued to Felix Vulis